Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 *CUSIP: 21988K859

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of    August 15, 2004.....                             $0.00
         Swap Receipt Amount.....                           $221,180.56
         Scheduled Income received on securities.....             $0.00
         Unscheduled Income received on securities.....           $0.00

LESS:
         Swap Distribution Amount.....                           -$0.00
         Distribution to the Holders.....                  -$221,180.56
         Distribution to Depositor.....                          -$0.00
         Distribution to Trustee.....                            -$0.00
Balance as of    November 15, 2004.....                           $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    August 15, 2004.....                             $0.00
         Scheduled principal payment received on securities.....  $0.00

LESS:
       Distribution to Holders.....                              -$0.00
Balance as of    November 15, 2004.....                           $0.00


              UNDERLYING SECURITIES HELD AS OF November 15, 2004

          Principal
           Amount                  Title of Security
          ---------                -----------------
          $25,000,000              Goldman Sachs Capital I, 6.345%
                                   Capital Securities due February 15, 2034
                                   *CUSIP:  38143VAA7

                     CREDIT SUPPORT AS OF August 15, 2004

           Notional
           Amount                  Title of Security
          ----------               -----------------
          $25,000,000              Swap Agreement Dated as of March 19, 2004
                                   between the Trust and Lehman Brothers
                                   Special Financing Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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